Exhibit No. 28(p)(1)

New Century Portfolios

CODE OF ETHICS

And

STATEMENT ON INSIDER TRADING

Effective, as amended, as of June 30, 1999 and January 25, 2016

NEW CENTURY PORTFOLIOS
(the “Trust”)

Code of Ethics

I.	Legal Requirement.

Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) requires that every registered investment company, its investment adviser and its principal underwriter adopt a written code of ethics reasonably designed to prevent fraudulent trading by certain employees covered under Rule 17j-1. Rule 17j-1 makes it unlawful for any officer or trustee of the Trust in connection with the purchase or sale by such person of a security held or to be acquired by the Trust:

1.	to employ any device, scheme or artifice to defraud the Trust;

2.	to make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

3.	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; or

4.	to engage in any manipulative practice with respect to the Trust.

II.	Statement Of General Principles.

This Code is based on the principle that the officers, trustees and employees of the Trust owe fiduciary duties to the shareholders of the Trust and, therefore, must place the shareholders’ interests ahead of their own. The Trust’s personnel must avoid any conduct which could create any actual or potential conflict of interest, and must make sure that their personal securities transactions do not in any way interfere with the Trust’s portfolio transactions. In addition, the Trust’s personnel must make sure that they do not take inappropriate advantage of their positions.

In view of the foregoing, the Trust has determined to adopt this code of ethics (hereinafter the “Code”) to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

Weston Financial Group, Inc., the Trust’s investment adviser (“Weston Financial”), and Weston Securities Corporation, the Trust’s principal underwriter (“Weston Securities”), are subject to a separate Code of Ethics and Statement on Insider Trading (the “Adviser’s Code”) that conforms to the requirements imposed on investment advisers and principal underwriters under the 1940 Act, the Advisers Act, and the rules promulgated thereunder. In addition, Weston Financial and Weston Securities are also subject to the Code of Ethics and Standards of Personal Conduct of Washington Trust Bancorp, Inc. (the “Bancorp Code”), as applicable to all subsidiaries of the Bancorp. The Adviser’s Code and the Bancorp Code address additional topics, have separate reporting and clearance requirements, different definitions, and apply to additional persons. To the extent applicable, Access Persons are required to adhere to the requirements of this Code and the requirements of the Adviser’s Code and the Bancorp Code. If factual circumstances dictate that an Access Person is subject to conflicting requirements in this Code, Adviser’s Code or the Bancorp Code, then such Access Person must comply with whichever code of ethics applies stricter standards and obligations to the relevant factual situation.

In addition to the requirements of Rule 17j-1, the Trust believes that it is appropriate to supplement its Code with a Statement on Insider Trading, so that the Trust’s personnel will be current on the legal principles prohibiting the misuse of inside information in U.S. securities markets. The Trust’s Statement on Insider Trading is attached as Exhibit F to this Code.

III.	Definitions.

For purposes of this Code:

“Access Person” means any trustee, officer or employee of the Trust. An Access Person does not include any person who is subject to the Adviser’s Code. In addition, certain personnel of service providers that are made nominal officers of the Trust in order to effectively and economically service the needs of the Trust and its shareholders will not be deemed Access Persons if they do not work in the offices of the Trust or Weston Financial.

“Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder. Generally, a person is a “beneficial owner” of any securities in which the person, or the person’s Immediate Family Member, has a direct or indirect financial or pecuniary interest, whether or not they have the power to buy and sell, or to vote, the securities. This definition encompasses those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership, regardless of who is the registered owner, including (but not limited to):

1.	securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

2.	securities held in the name of an Immediate Family Member of the Access Person sharing the same household;

3.	securities held by a trustee, executor, administrator, custodian or broker;

4.	securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

5.	securities held by a corporation which can be regarded as a personal holding company of a person; and

6.	securities recently purchased by a person and awaiting transfer into his or her name.

“Control” has the meaning set forth in Section 2(a)(9) of the 1940 Act.

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include:

•	direct obligations of the Government of the United States;
•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (i.e., any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization) including repurchase agreements;
•	shares issued by money market funds; and
•	shares of registered open-end investment companies unless the investment company is an exchange traded fund (“ETF”) (i.e. iShares, PowerShares, etc.). ETFs must be pre-cleared by Compliance prior to execution.
•	A future or an option on a future will be deemed to be a Covered Security subject to this Code.

“De Minimis Securities” means securities issued by any company included (as of the trade date) in the Standard & Poor’s 500 Stock Index that are involved in a transaction with an aggregate value of less than $10,000.

“Disinterested Trustee” means each trustee of the Trust who is not an “interested person” of the Trust, as that term is defined in the 1940 Act. A Disinterested Trustee is an Access Person under this Code.

“Exempt Securities” means:

1.	Securities that are not Covered Securities;
2.	De Minimis Securities;
3.	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control;
4.	Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Trust;
5.	Securities purchased or sold through an Employee Benefit Program sponsored by the Company including, but not limited to the Company’s 401(k) Plan, ESPP, ESOP or Deferred Compensation Plan;
6.	Securities acquired as a part of an automatic dividend reinvestment plan or an automatic dividend reinvestment plan;
7.	Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired (i.e. stock splits, dividends, mergers, consolidations, spin-offs and other similar corporate reorganizations); or
8.	Securities which the Trust is not allowed to purchase under the investment objectives and policies set forth in its current prospectus(es) and statement(s) of additional information.

“Immediate Family Member” of an Access Person means any of the following persons who reside in the same household as the Access Person:

child	grandparent	son-in-law	brother-in-law	mother-in-law
stepchild	spouse	parent	father-in-law	daughter-in-law
grandchild	sibling	stepparent	sister-in-law

Immediate Family Member includes a status arising from an adoptive relationship.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), by an issuer that, immediately before the registration of such securities, is not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

“Investment Personnel” means any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust, and any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(a)(2) or 4(a)(6) of the 1933 Act, or pursuant to Rule 504, Rule 505 or Rule 506 under the 1933 Act.

A “security held or to be acquired” by the Trust means:

1.	Any Covered Security which, within the most recent 15 days:

a.	is or has been held by the Trust; or
b.	is being or has been considered by the Trust or Weston Financial for purchase by the Trust; and

2.	Any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

IV.	Policies of the Trust Concerning Personal Securities Transactions.

1.	General Policy.

No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 set forth above, or, in connection with any personal investment activity, engage in any conduct that would be inconsistent with this Code.

2.	Pre-Clearance Policy.

No Access Person, except for the Disinterested Trustees, may buy or sell Covered Securities, other than Exempt Securities, for his or her personal portfolio or the portfolio of any of his or her Immediate Family Members without obtaining authorization from the Trust’s Chief Compliance Officer prior to effecting such securities transaction. Authorization may be written or oral, but each oral authorization shall be documented contemporaneously by the Access Person or his or her designee. The Chief Compliance Officer or designee will then send a confirmation of such authorization to the Access Person to memorialize the oral authorization previously granted. An approved request will remain valid for two (2) business days from the date of oral or written authorization. An Access Person will be required to renew clearance for the transaction if the trade is not completed before the authorization expires. The Trust’s pre-clearance form is attached as Exhibit E to this Code.

No pre-clearance will be granted to purchase or sell any Covered Security:

1.	on any day when the Trust has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn; or

2.	When the Chief Compliance Officer has been advised by the investment adviser that the same Covered Security is being “considered” for purchase or sale by the Trust.

The pre-clearance requirements discussed above shall also apply to all purchases of securities in an Initial Public Offering or Limited Offering by any Investment Personnel of the Trust where such person, either directly or indirectly, acquires a Beneficial Interest in the security. A written record of any decision concerning the purchase of a security in an Initial Public Offering or Limited Offering, and the reason supporting any decision to approve the acquisition of a security in an Initial Public Offering or Limited Offering, shall be made and reviewed by the Chief Compliance Officer.

The pre-clearance requirements discussed above do not apply to Exempt Securities.

A Disinterested Trustee will only be subject to the pre-clearance requirements described above if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during the fifteen (15) day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction, that the Covered Security purchased or sold by him or her (other than an Exempt Security) was also purchased or sold by the Trust or considered for purchase or sale by the Trust.

In the event an Access Person violates the pre-clearance policy and is required to unwind the transaction, please refer to the Adviser’s Code for further details.

V.	Compliance Procedures.

In order to provide the Trust with the information it needs to enable it to determine with reasonable assurance that the provisions of this Code are being observed by its Access Persons:

1.	The Chief Compliance Officer shall identify all Access Persons who are subject to the pre- clearance requirements or who have a duty to make the reports required hereunder and shall inform each such person of such duty, and shall receive all reports required hereunder.

2.	Each Access Person, other than the Disinterested Trustees, must disclose all Covered Securities holdings to the Chief Compliance Officer no later than ten (10) days after becoming an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person). An example of such initial holdings report is attached to this Code as Exhibit A.

3.	Each Access Person, other than the Disinterested Trustees, must report, within thirty (30) calendar days after the end of each calendar year, all Covered Securities holdings as of a date not more than 45 days before the report is submitted. An example of such annual holdings report is attached to this Code as Exhibit B.

4.	Each Access Person, other than the Disinterested Trustees, must report, within thirty (30) calendar days after the end of each calendar quarter, all transactions in Covered Securities in which the person has, or through such transaction acquires, any direct or indirect Beneficial Interest. In addition, such report must contain a list of all accounts opened during the quarter with any brokers, dealers and/or banks in which any securities were held for the direct or indirect Beneficial Interest of the Access Person. An example of such quarterly transactions reports is attached to this Code as Exhibits C and D.

An Access Person need not file the quarterly transaction report described above if the account statements required to be filed pursuant to paragraph 5 below contain the necessary information and are received by the Chief Compliance Officer of the investment adviser within ten (10) days after the calendar quarter end, and duplicate brokerage confirmations are furnished by all accounts at the time of each transaction.

PLEASE NOTE: A Disinterested Trustee shall be required to file the quarterly report described above for any quarter during which the Disinterested Trustee has a transaction in a Covered Security (other than an Exempt Security) if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee or officer should have known, that during the fifteen (15) day period immediately preceding or after the date of the transaction, such Covered Security (other than an Exempt Security) is or was purchased or sold, or considered for purchase or sale, by the Trust or Weston Financial.

5.	Each Access Person, other than the Disinterested Trustees, shall instruct his or her broker(s) to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts. Each Access Person, other than the Disinterested Trustees, shall report the opening of any brokerage account controlled by such person or in which such person has a Beneficial Interest within ten (10) days of any such opening. In addition, each Access Person, other than the Disinterested Trustees, shall provide the Chief Compliance Officer, on an annual basis, with a listing of all brokerage accounts controlled by such person or in which such person has a Beneficial Interest.

6.	The Chief Compliance Officer or her designee shall review such reports, including the initial holdings reports, the annual holdings reports and the quarterly transaction reports, to detect conflicts of interest and abusive practices.

7.	The Chief Compliance Officer shall promptly report to the Trust’s Board of Trustees at its next regularly scheduled quarterly meeting: (a) any transactions that appear to be apparent violations of the prohibitions contained in this Code or the Adviser’s Code; (b) any apparent violations of the reporting requirements contained in this Code or the Adviser’s Code; and (c) any procedures or sanctions imposed in response to a violation of either code, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of the profits.

8.	The Trust’s Board of Trustees shall review the operation of Code at least once a year.

9.	The Trust’s investment adviser and principal underwriter shall adopt, maintain and enforce the Adviser’s Code with respect to their personnel in compliance with Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12) of the Advisers Act, and shall forward to the Trust a copy of such Adviser’s Code and all future amendments and modifications thereto. The Board of Trustees shall review and approve such Adviser’s Code at least once each year. Any material changes to the Adviser’s Code shall be approved by the Board of Trustees of the Trust at its next regularly scheduled quarterly meeting, and in no case more than six months after such change.

10.	At least once a year, the Chief Compliance Officer shall prepare a written report to the Trust’s Board of Trustees with respect to both this Code and the Adviser’s Code. Such report shall: (a) include a copy of each code of ethics; (b) summarize existing procedures concerning personal investing and any changes in either code’s policies or procedures during the past year; (c) describe any issues arising under such codes of ethics or procedures since the last report, including but not limited to information about material violations of such codes or procedures, and sanctions imposed in response to material violations; (d) furnish an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions, policies or procedures based upon the Chief Compliance Officer’s experience under such codes, evolving industry practices, or developments in applicable laws or regulations; and (e) certify that the Trust, the investment adviser and the principal underwriter have each adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics.

11.	This Code and the Adviser’s Code (including any code that has been in effect during the preceding five years), a list of all persons required to make reports under this Code, a copy of each report made by Access Persons, a copy of each report made by the Chief Compliance Officer (including supporting reports of compliance officers of the investment adviser and principal underwriter), a record of any decision (and the reasons supporting that decision) to allow any Access Person to purchase securities in an Initial Public Offering or Limited Offering, and a record of any violation of this Code and the Adviser’s Code (including any action taken as a result of such violation), shall be maintained by the Trust (as to its Access Persons) or by the investment adviser or the principal underwriter (as to their Access Persons) as required under Rule 17j-1.

12.	At least annually, all Access Persons will be required to certify that they: (a) have read and understand this Code; (b) recognize that they are subject to the requirements outlined in this Code; (c) have complied with the requirements of this Code; (d) have disclosed and reported all personal securities transactions required to be disclosed; (e) have disclosed all personal securities holdings and/or accounts (if required); and (f) have immediately notified the Chief Compliance Officer of any personal conflict of interest relationship involving the Trust, such as the existence of any economic relationship between their personal transactions and securities held or to be acquired by the Trust.

EXHIBIT A

NEW CENTURY PORTFOLIOS (the “Trust”)

Code of Ethics
Initial Report

To the Chief Compliance Officer:

1.	I hereby acknowledge receipt of a copy of the Code(s) of Ethics (hereinafter the “Code”).

2.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

3.	I hereby certify that, I intend to comply with the requirements of the Code and I will report all securities transactions required to be reported pursuant to the Code.

4.	Do you have knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by New Century Portfolios?

YES __________                                        NO _____________

If Yes, please describe: ________________________________________________________

5.	Do you have any outside employment or business activity?

YES __________                                        NO _____________

If Yes, has an Outside Business Activity (OBA) Form been completed? If No, please complete the OBA Form.

6.	Is your spouse or anyone living in your household employed by or an affiliate of an Exchange or by a FINRA (formerly the NASD) member firm?

YES __________                                        NO _____________

If Yes, please describe: _________________________________________________________

7.	Do you, your spouse or anyone living in your household serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

YES __________                                        NO _____________

If Yes, please describe: _________________________________________________________

8.	Do you certify that you will report to Compliance all gifts from or to clients or anyone doing business with the firm and that you will not accept any gift other than a gift of nominal value (under $100)?

YES __________                                        NO _____________

If Yes, please describe: _________________________________________________________

9.	10. Do you certify that you will not accept and will report to Compliance any cash compensation from a client or vendor (i.e. check made payable to individual and not a Weston related entity?)

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

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10.	Do you certify that you will not make and report any political contributions on behalf of New Century Portfolios?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

11.	Do you, your spouse or anyone living in your household own New Century Portfolios?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

12.	Do you, your spouse or anyone living in your household own covered securities as defined by the Code?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

13.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

14.	Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public)?

YES __________                                        NO _____________

If Yes, please describe and attach a most recent copy of your brokerage statements.

15.	Have you requested duplicate confirmations and statements to be sent to the Chief Compliance Officer?

YES __________                                        NO _____________

If No, please list the accounts that are not automatically sent to compliance by the brokerage firm:
________________________________________________________________________

16.	As of the most recent month-end, please list all securities maintained in your name and for any person who is a household member or immediate family member in which you have a direct or indirect beneficial interest:

Current Statements may be attached in lieu of listing all security holdings.

Please write “See Attached Statements” below if you are attaching Statements in lieu of listing holdings.

Name of Securities Sold (Not Ticker)	Number of Shares	Principal Amount	Broker, Dealer or Bank where Securities are Maintained	Type of Interest (Direct or Indirect)

Date:	Signature:
Print Name:

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EXHIBIT B

NEW CENTURY PORTFOLIOS (the “Trust”)

Code of Ethics Annual Report

To the Chief Compliance Officer:

1.	I have read and understand the Code(s) and any related Amendments and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year ended December 31st, I have complied with the requirements of the Code(s) and I have reported all securities transactions required to be reported pursuant to the Code(s).

3.	Do you have knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between your transactions in securities held or to be acquired by New Century Portfolios or a potentially competing interest between you, the Firm and/or a client?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

4.	Do you have any outside employment or business activity?

YES __________                                        NO _____________

If Yes, has an Outside Business Activity (OBA) Form been completed? If No, please complete the OBA Form.

5.	Is your spouse or anyone living in your household employed by or an affiliate of an Exchange or by a FINRA (formerly the NASD) member firm?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

6.	Do you, your spouse or anyone living in your household serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

7.	Do you certify that you did not engage in “Prohibited Act” during the year (i.e. Churning, front-running, twisting, etc.)

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

8.	Did you received any cash compensation from a client or vendor during the year (i.e. check made payable to you as an individual and not a Weston related entity or a discount, concession, fee, commission in connection with the sale and distribution of a security?)

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

9.	Have you received any gifts (non-cash compensation) from, or made any gifts to, clients or anyone doing business with the firm other than gifts of nominal value (under $100?)

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

10.	Have you reported all gifts and/or business entertainment given or received during the year to Compliance?

YES __________                                        NO _____________

IF No, please complete the Gifts & Business Entertainment Reporting Form on the G drive / Compliance. Please report only gifts received during the year not previously reported to Compliance. (Reporting includes business entertainment; i.e. dinner, show, sporting event, etc., in which you accompanied a client or employee of a firm doing business with Weston).

11.	Have you made any political contributions on behalf of New Century Portfolios during the year?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

12.	Did you, your spouse or anyone living in your household trade New Century Portfolios during the 4th Quarter?

YES __________                                        NO _____________

If Yes, please detail all transactions on your Quarterly Transaction Report.

13.	Did you, your spouse or anyone living in your household trade covered securities during the 4th Quarter which required pre-clearance authorization by Compliance?

YES __________                                        NO _____________

If Yes, please detail all transactions on your Quarterly Transaction Report and include a copy of the pre-clearance authorization emails. Trading Confirmations or Dbcams printouts with the trades highlighted may be used in lieu of detailing each transaction on the Quarterly Transaction Report. However, please note pre-clearance emails must be attached.

14.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

15.	Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?

YES __________                                        NO _____________

If Yes, please describe: ___________________________________________________________

16.	Have you requested duplicate confirmations and statements to be sent to the Chief Compliance Officer?

YES __________                                        NO _____________

IF No, please list the accounts that are not automatically sent to Compliance by the brokerage firm and provide Compliance with a copy of the letter requesting duplicate confirmation and statements be sent to the CCO: _____________________________________

17.	As of December 31st, please list all securities maintained in your name and for any person who is a household member or immediate family member in which you have a direct or indirect beneficial interest:

Year-End Statements may be attached in lieu of listing all security holdings.

Please write “See Attached Statements” below if you are attaching Statements in lieu of listing holdings.

Name of Securities Sold (Not Ticker)	Number of Shares	Principal Amount	Broker, Dealer or Bank where Securities are Maintained	Type of Interest (Direct or Indirect)

Date:	Signature:
Print Name:

EXHIBIT C

NEW CENTURY PORTFOLIOS
(the “Trust”)
Securities Transactions Report

For the Calendar Quarter Ended:

To the Chief Compliance Officer:

I have read and understood the Amended Code of Ethics dated January 25, 2016 and recognize that I am subject thereto in the capacity of an “Access Person” and/or “Supervised Person.”

I hereby certify that, during the quarter referenced above, I have complied with the requirements of the Code(s) and I have reported all securities transactions required to be reported pursuant to the Code(s).

During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

Security	Date of Transaction	No. of Shares	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Div. Reinvestment)	Price	Broker/Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust.

Date:	Signature:
Print Name:

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EXHIBIT D

NEW CENTURY PORTFOLIOS
(the “Trust”)

Code of Ethics

Brokerage Account(s) Acknowledgement

To all Employees:

To ensure Weston Financial Group, Weston Securities Corporation and New Century Portfolios are in compliance with the Code of Ethics please fill out the form below by listing all brokerage accounts where you or a member of you household has an indirect or direct beneficial interest. This information must be supplied by each employee in accordance with federal regulations to verify that no brokerage accounts/statements are being overlooked.

Employees who do not supply this information by _______________, 20___ will be reported to the President/COO.

I hereby certify that the following indirect or direct brokerage accounts are being maintained by me or a member of my household. The accounts are maintained at the institutions listed below:

Insert name(s) of brokerage firm	Account Number	Date Account was opened if opened during the Quarter	Is Account a Managed Account * (Please indicate by stating Yes or No)

*	If any of the accounts listed above are Managed Accounts you are required to certify the following:

[ ]	I hereby certify, that with respect to my managed account(s) listed above, I did not suggest to, direct, consult with or influence in anyway, a third-party manager, to make any purchases or sales of securities or discuss the particular allocation of investments to be made in the account for the calendar quarter referenced above.

I understand that I must have copies of brokerage trade confirmations and periodic statements for anyone in my household sent to the Chief Compliance Officer.

Date:	Signature:
Print Name:

D-1

EXHIBIT E

NEW CENTURY PORTFOLIOS (the “Trust”)

Code of Ethics

Pre-Clearance Form

PRE-CLEARANCE REQUEST:
Date:            _______________

To the Chief Compliance Officer:
I request authorization for the following transaction:

Name of Security	Number of Shares

I am not trading on inside information. This request is being made in advance of order placement with a broker.

Signature: ______________________________________
Print Name: _____________________________________

AUTHORIZATION:
This trade is authorized on _________ and is valid for two (2) business days from the date of the authorization.

Signature: ______________________________________

E-1

APPENDIX F

STATEMENT ON INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker dealer. While the Trust is not an investment adviser or a broker-dealer, the Board of Trustees believes that it is appropriate for the Trust to acknowledge the importance of observing the standards of fair play and honest dealing inherent in ITSFEA. The Board has therefore adopted the following statement on insider trading, and the statement is to be distributed and acknowledged with the Trust’s Code of Ethics.

SECTION I - POLICY

The purpose of this Section 1 is to familiarize officers, trustees and employees of the Trust with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.
Policy Statement:

No person to whom this Statement on Insider Trading applies, including officers, trustees and employees, may trade, either personally or on behalf of others while in possession of material, non-public information; nor may any officer, trustee or employee communicate material, non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” This policy applies to every officer, trustee and employee of the Trust and extends to activities within and outside their duties for the Trust. It covers not only personal transactions of covered persons, but indirect trading by family, friends and others, or the non-public distribution of inside information from you to others. Every officer, trustee and employee must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

The term “insider trading” is not defined in the Federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or the communications of material non-public information to others who may then seek to benefit from such information.

The law concerning insider trading is not static, it is generally understood that the law prohibits:

(a.)	trading by an insider, while in possession of material non-public information, or
(b.)	trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or
(c.)	communicating material non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.	Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.	What is Material Information?

Trading on inside information can be the basis for liability when the information is material. In general, information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers, directors and employees of a company should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

3.	What is Non-public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. (Depending on the nature of the information, and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be “effectively” disseminated.).

4.	Reason for Liability.

(a) Fiduciary duty theory - in 1980 the U.S. Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading.

(b) Misappropriation theory - another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.

5.	Penalties for Insider Trading.

Penalties for trading on or communicating material non-public information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

•	civil injunctions; treble damages; disgorgement of profits; jail sentences; and
•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; &
•	fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement could result in serious sanctions by the Trust, including dismissal of the persons involved.

SECTION II - PROCEDURES

The following procedures have been established to aid the officers, trustees and employees of the Trust in avoiding insider trading, and to aid in preventing, detecting and imposing sanctions against insider trading. Every officer, trustee and employee of the Trust must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures you should consult the Chief Compliance Officer.

1.	Identifying Inside Information.

Before trading for yourself or others, including investment companies or private accounts managed by you, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

(a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

(b) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

(a) Report the matter immediately to your Chief Compliance Officer.

(b) Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

(c) Do not communicate the information to anybody, other than to the Chief Compliance Officer.

(d) After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2.	Personal Security Trading.

Under the Trust’s Code of Ethics, covered personnel of the Trust are required to submit to the Chief Compliance Officer, on a quarterly basis, reports of securities transactions in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, trustee or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, and must also instruct their broker(s) to supply the Chief Compliance Officer with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts. Reporting persons should recognize that such reports will reflect transactions based upon inside information.

3.	Restricting Access to Material Non-public Information.

Any information in your possession that you identify as material and non-public may not be communicated, other than in the course of performing your duties, to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

4.	Resolving Issues Concerning Insider Trading.

If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with your Chief Compliance Officer before trading or communicating the information to anyone.

SECTION III - SUPERVISION

The role of the Chief Compliance Officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications: (1) the prevention of insider trading; and (2) the detection of insider trading.

1.	Prevention of Insider Trading:

To prevent insider trading the Chief Compliance Officer should:

(a)	answer promptly any questions regarding the Statement on Insider Trading;
(b)	resolve issues of whether information received by an officer, trustee or employee is material and non-public;
(c)	review and ensure that officers, trustee and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and
(d)	when it has been determined that an officer, trustee or employee has material non-public information,

(i)	implement measures to prevent dissemination of such information, and
(ii)	if necessary, restrict officers, trustee and employees from trading the securities.

2.	Detection of Insider Trading:

To detect insider trading, the Chief Compliance Officer should:

(a)	review the trading activity reports filed by each officer, trustee and employee to ensure no trading took place in securities in which the Provider has material non-public information;
(b)	review the trading activity of the mutual funds managed by the investment adviser and the mutual funds which the broker dealer acts as principal underwriter; and
(c)	coordinate, if necessary, the review of reports with other appropriate compliance officers of service providers to the Trust.

3.	Special Reports to Management:

Promptly, upon learning of a potential violation of the Statement of Insider Trading, the Chief Compliance Officer must prepare a written report to management of the Trust, and provide a copy of such report to the Board of Trustees of the Trust, providing full details and recommendations for further action.

4.	Annual Reports:

On an annual basis, the Chief Compliance Officer will prepare a written report to the Board of Trustees of the Trust, setting forth the following:

(a)	a summary of the existing procedures to detect and prevent insider trading;
(b)	full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and
(c)	an evaluation of the current procedures and any recommendations for improvement.

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